Exhibit 10.1

SECOND AMENDMENT AND MODIFICATION

TO CREDIT AGREEMENT

THIS SECOND AMENDMENT AND MODIFICATION TO CREDIT AGREEMENT (the "Amendment") is made this 13th day of August, 2013, by and among NUTRISYSTEM, INC., a Delaware corporation (the "Company"), certain Subsidiaries of the Company (together with the Company, the "Borrowers" and, each a "Borrower"), MANUFACTURERS AND TRADERS TRUST COMPANY, as Administrative Agent (the "Administrative Agent"), and the other Lenders (as defined below) party hereto.

BACKGROUND

    Pursuant to that certain Credit Agreement dated as of November 8, 2012, as amended by that First Amendment and Modification to Credit Agreement made effective as of December 31, 2012, by and among Borrowers, Administrative Agent and the lenders described therein (collectively, the "Lenders" and each a "Lender") (as the same may hereafter be further amended, modified, supplemented or restated from time to time, being referred to herein as the "Credit Agreement"), Lenders agreed, inter alia, to extend to Borrowers a revolving line of credit in a maximum principal amount of up to $40,000,000.

    Borrowers have requested and Administrative Agent and Lenders have agreed to amend the Credit Agreement in accordance with the terms and conditions contained herein.

    All capitalized terms contained herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

    NOW, THEREFORE, intending to be legally bound hereby, the parties agree:

      (a) Consolidated EBITDA and Consolidated Fixed Charge Coverage Ratio. The defined terms "Consolidated EBITDA" and "Consolidated Fixed Charge Coverage Ratio" set forth in Section 1.01 of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

      "Consolidated EBITDA" means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (without duplication) (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) other non-recurring expenses of the Company and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (which shall include, without limitation, non-cash related compensation and the non-cash portion of the Executive Severance), (v) a one-time expense of up to $2,000,000 incurred in connection with the buyout or abandonment of the lease held at 200 Witmer Road, Horsham, Pennsylvania, with such one-time expense to be taken by the Company on or before December 31, 2013, (vi) one-time expenses of up to $4,400,000 constituting the cash portion of the Executive Severance taken during the fiscal year of the Company ending December 31, 2012, (vii) a one-time impairment charge of up to $2,200,000 during the fiscal year of the Company ending December 31, 2012, (viii) one-time cash expenses of up to $2,000,000 in the aggregate during the fiscal year of the Company ending December 31, 2012, with respect to the restructuring of contractual arrangements with marketing services providers, and (ix) one-time severance expenses of up to a maximum of $1,050,000, as and to the extent incurred in the first fiscal quarter of 2013 of the Company, in connection with the termination of certain employees, and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Company and its Subsidiaries for such period and (ii) all non-cash items increasing Consolidated Net Income for such period.

      "Consolidated Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated EBITDA as of such date to (b) the sum of Consolidated Debt Service, Dividends (other than Dividends in the form of Equity Interests) and Taxes paid in cash, in each case, for the period of the four fiscal quarters most recently ended.

      (b) Section 7.12 of the Credit Agreement is deleted in its entirety, and is replaced with the following Section:

      7.12 Capital Expenditures. Make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations), except for capital expenditures made in the ordinary course of business of the Loan Parties, in the aggregate amount for the Loan Parties and their Subsidiaries (a) during the fiscal year of the Company ending December 31, 2012, not exceeding $11,000,000, (b) during the fiscal year of the Company ending December 31, 2013, not exceeding $15,000,000, and (c) during each fiscal year of the Company thereafter, not exceeding $10,000,000. Notwithstanding the foregoing, any unexpended sums with respect to the purchase or acquisition specified in the preceding sentence that are not used during the fiscal year ending December 31, 2013 may, but only for the fiscal year ending December 31, 2014, be carried over and used in addition to the preceding limitations otherwise applicable with respect to the fiscal year ending December 31, 2014.

      (c) The Administrative Agent and the Lender acknowledge that Company has recently advised them that Nutri/System IPHC, Inc. has sold to Nourish Snacks, Inc. all of its right, title and interest in and with respect to a trademark known as "Nourish", bearing registration nos. 3,261,824, 3,261,204 and 3,261,209, each registered in the United States Patent and Trademark Office on or about July 10, 2007 (the "Sold Nourish Trademarks"). As and to the extent the consent of the Administrative Agent and/or the Lender is required pursuant to the terms of the Credit Agreement or any of the Loan Documents, the Administrative Agent and the Lender, by its signature below, consents to the sale of the Sold Nourish Trademarks, and agrees to release its lien and security interest with respect to such Sold Nourish Trademarks. This consent and agreement is without waiver, modification or relinquishment of any other rights and remedies available to the Administrative Agent and the Lenders, and the Company and the Borrowers hereby confirm and reaffirm, as in full force and effect, the granting of first priority liens and security interest in favor of the Administrative Agent and for the benefit of the Administrative Agent and the Lenders in and to the Collateral.

      Amendment/References. The Credit Agreement and the Loan Documents are hereby amended to be consistent with the terms of this Amendment. All references in the Credit Agreement and the Loan Documents to (a) the "Credit Agreement" shall mean the Credit Agreement as amended hereby; and (b) the "Loan Documents" shall include this Amendment and all other instruments or agreements executed pursuant to or in connection with the terms hereof.

      Release. Each Borrower acknowledges and agrees that it has no claims, suits or causes of action against Administrative Agent or any Lender and hereby remises, releases and forever discharges Administrative Agent and each Lender, their officers, directors, shareholders, employees, agents, successors and assigns, and any of them, from any claims, suits or causes of action whatsoever, in law or at equity, which such Borrower has or may have arising from any act, omission or otherwise, at any time up to and including the date of this Amendment.

      Additional Documents; Further Assurances. Each Borrower covenants and agrees to execute and deliver to Administrative Agent, or to cause to be executed and delivered to Administrative Agent contemporaneously herewith, at the sole cost and expense of Borrowers, the Amendment and any and all documents, agreements, statements, resolutions, searches, insurance policies, consents, certificates, legal opinions and information as Administrative Agent may require in connection with the execution and delivery of this Amendment or any documents in connection herewith, or to further evidence, effect, enforce or protect any of the terms hereof or the rights or remedies granted or intended to be granted to Administrative Agent or any Lender herein or in any of the Loan Documents, or to enforce or to protect Administrative Agent's and each Lender's interest in the Collateral. All such documents, agreements, statements, etc., shall be in form and content acceptable to Administrative Agent in its sole discretion. Each Borrower hereby authorizes Administrative Agent to file, at Borrowers' cost and expense, financing statements, amendments thereto and other items as Administrative Agent may require to evidence or perfect Administrative Agent's and each Lender's continuing security interest and liens in and against the Collateral. Each Borrower agrees to join with Administrative Agent in notifying any third party with possession of any Collateral of Administrative Agent's and each Lender's security interest therein and in obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Administrative Agent and Lenders. Borrowers will cooperate with Administrative Agent in obtaining control with respect to Collateral consisting of deposit accounts, investment property, letter-of-credit rights and electronic chattel paper.

      Further Agreements and Representations. Each Borrower does hereby:

        ratify, confirm and acknowledge that the statements contained in the foregoing Background are true and complete and that, as amended hereby, the Credit Agreement and the other Loan Documents are in full force and effect and are valid, binding and enforceable against such Borrower and its assets and properties, all in accordance with the terms thereof, as amended;

        covenant and agree to perform all of such Borrower's obligations under the Credit Agreement and the other Loan Documents, as amended;

        acknowledge and agree that as of the date hereof, such Borrower has no defense, set-off, counterclaim or challenge against the payment of any Obligations or the enforcement of any of the terms of the Credit Agreement or of the other Loan Documents, as amended;

        acknowledge and agree that all representations and warranties of such Borrower contained in the Credit Agreement and/or the other Loan Documents, as amended, are true, accurate and correct on and as of the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of Section 4.02 of the Credit Agreement, the representations and warranties contained in the subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement;

        represent and warrant that no Default or Event of Default exists;

        covenant and agree that such Borrower's failure to comply with any of the terms of this Amendment or any other instrument or agreement executed or delivered in connection herewith, shall constitute an Event of Default under the Credit Agreement and each of the other Loan Documents; and

        acknowledge and agree that nothing contained herein, and no actions taken pursuant to the terms hereof, are intended to constitute a novation of any of the Notes, the Credit Agreement or of any of the other Loan Documents and does not constitute a release, termination or waiver of any existing Event of Default or of any of the liens, security interests, rights or remedies granted to the Administrative Agent or any other Lender in any of the Loan Documents, which liens, security interests, rights and remedies are hereby expressly ratified, confirmed, extended and continued as security for all Obligations.

      Each Borrower acknowledges and agrees that Administrative Agent and Lenders are relying on the foregoing agreements, confirmations, representations and warranties of such Borrower and the other agreements, representations and warranties of such Borrower contained herein in agreeing to the amendments contained in this Amendment.

      Fees, Cost, Expenses and Expenditures. Borrowers will pay all of Administrative Agent's expenses in connection with the review, preparation, negotiation, documentation and closing of this Amendment and the consummation of the transactions contemplated hereunder, including without limitation, fees, disbursements, expenses and disbursements of counsel retained by Administrative Agent and all fees related to filings, recording of documents, searches, environmental assessments and appraisal reports, whether or not the transactions contemplated hereunder are consummated.

      No Waiver. Nothing contained herein constitutes an agreement or obligation by Administrative Agent or any Lender to grant any further amendments to the Credit Agreement or any of the other Loan Documents. Nothing contained herein constitutes a waiver or release by Administrative Agent or any Lender of any Event of Default or of any rights or remedies available to Administrative Agent or any Lender under the Loan Documents or at law or in equity.

      Inconsistencies. To the extent of any inconsistencies between the terms and conditions of this Amendment and the terms and conditions of the Credit Agreement or the other Loan Documents, the terms and conditions of this Amendment shall prevail. All terms and conditions of the Credit Agreement and other Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Borrowers.

      Binding Effect. This Amendment, upon due execution hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      Governing Law. This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to conflict of law principles.

      Severability. The provisions of this Amendment and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

      Modifications. No modification of this Amendment or any of the Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

      Headings. The headings of the Articles, Sections, paragraphs and clauses of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

      Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and all of which together shall constitute the same agreement.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amendment to be executed the day and year first above written.

NUTRISYSTEM, INC.

By: /s/ Michael Monahan

Name: Michael Monahan

Title: Chief Financial Officer

NUTRI/SYSTEM IPHC, INC.

By: /s/ Michael Monahan

Name: Michael Monahan

Title: Chief Financial Officer

NSI TECH, INC.

By: /s/ Michael Monahan

Name: Michael Monahan

Title: Chief Financial Officer

NUTRISYSTEM DIY, LLC

By: /s/ Michael Monahan

Name: Michael Monahan

Title: Chief Financial Officer

NUTRISYSTEM EVERYDAY, LLC

By: /s/ Michael Monahan

Name: Michael Monahan

Title: Chief Financial Officer

NSI RETAIL, LLC

By: /s/ Michael Monahan

Name: Michael Monahan

Title: Chief Financial Officer

[SIGNATURES CONTINUE BELOW]

MANUFACTURERS AND TRADERS TRUST COMPANY, as Administrative Agent, a Lender, L/C Issuer and Swing Line Lender

By: /s/ David W. Mills

Name: David W. Mills

Title: Vice President